THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE 1933 ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.  THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT OR ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT.

WARRANT TO PURCHASE COMMON STOCK

OF

UMAMI SUSTAINABLE SEAFOOD, INC.

W____________

This is to Certify That, FOR VALUE RECEIVED, ___________________ or its assigns (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from Umami Sustainable Seafood, Inc., a Nevada corporation or its successors (the “Company”), _______ shares of fully paid, validly issued and nonassessable shares of the common stock of the Company (“Common Stock”) at a price of $1.80 per share. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth.  The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares” and the exercise price of a share Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the “Exercise Price.”

(a)          Exercise Of Warrant.

(i)           This Warrant may be exercised in whole or in part at any time or from time to time up to and including ________   ___, 2015 (the “Exercise Period”); provided, however, that if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day.  This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form.  As soon as practicable after each such exercise of this Warrant, but not later than seven (7) days following the receipt of good and available funds, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee.  If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder.  As of the end of business on the date of receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be physically delivered to the Holder.

(ii)           At any time during the Exercise Period, the Holder may, at its option, exercise this Warrant on a cashless basis by exchanging this Warrant, in whole or in part (a “Warrant Exchange”), into the number of Warrant Shares determined in accordance with this Section (a)(2), by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder’s intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the “Notice of Exchange”).  The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the “Exchange Date”).  Certificates for the shares issuable upon such Warrant Exchange and, if this Warrant should be exercised in part only, a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date.  In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the “Total Number”) less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) Fair Market Value of a share of Common Stock.  "Fair Market Value" shall equal the 5 trading day average closing trading price of the Common Stock on the relevant market or exchange for the 5 trading days preceding the date the warrant is surrendered to the Company or, if the Common Stock is not listed or admitted to trading on any market or exchange, and the average price cannot be determined as contemplated above, the Fair Market Value of the Common Stock shall be as reasonably determined in good faith by the Company’s Board of Directors .

(b)         Adjustment Of Exercise Price.

(i)           In the event that the Company completes a public offering (the “Offering”) resulting in gross proceeds of $5,000,000 or more of its Common Stock on or before June 30, 2011, and the price per share of the securities sold in the Offering (the “Offering Price”) is less than $2.50, then the Exercise Price shall be equal to the greater of (a) the product of the Offering Price and .6 and (b) $1.00, subject to subsequent adjustment as provided herein.

(ii)          In the event that the Company does not complete the Offering on or before December 31, 2010, and the average closing price of the Common Stock on its principal market or exchange for each trading day in June 2011 (the “Average Trading Price”) is less than $2.50, then the Exercise Price shall be equal to the greater of (a) the product of the Average Trading Price and .6 and (b) $1.00, subject to subsequent adjustment as provided herein.

(iii)         In the event that the Company completes the Offering of its Common Stock on or before June 30, 2011, and the Offering Price is greater than $2.50, then the Exercise Price shall be equal to the product of the Offering Price and .6, subject to subsequent adjustment as provided herein.

(iv)         In the event that the Company does not complete the Offering on or before June 30, 2011, and the Average Trading Price is greater than $2.50, then the Exercise Price shall be equal to the product of the Offering Price and .6, subject to subsequent adjustment as provided herein.

(c)         Reservation Of Shares.  The Company shall at all times reserve for issuance and/or delivery upon exercise of the this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

(d)         Fractional Shares.  No fractional shares or scrips representing fractional e issued upon the exercise of this Warrant.  With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share of Common Stock, as defined in Section (a)(2) above.

(e)         Loss Or Destruction Of Warrant.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

(f)         Rights Of The Holder.  The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

(g)           Anti-Dilution Provisions.  In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action.  The number of shares of Common Stock that the Holder shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section (g)) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section (g)) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise (taking into account the provisions of this Section (g)).  Notwithstanding the foregoing, in no event shall the Exercise Price be less than the par value of the Common Stock.  Adjustment pursuant to this Section shall be made successively whenever any event listed above shall occur.

(h)           Notices To Warrant Holders.  So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

(i)           Reclassification, Reorganization Or Merger.  In case of any reclassification, capital reorganization or other change of outstanding Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.  Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant.  The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of Common Stock and to successive consolidations, mergers, sales or conveyances.  In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section (g) hereof.

(j)           No Net-Cash Settlement.  In no event will the Holder be entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in securities.

(k)           Modification Of Agreement.  The provisions of this Warrant may from time to time be amended, modified or waived, by the Company and the holder of this Warrant.

(l)           Jurisdiction; Applicable Law.  This Warrant shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of law principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Warrant shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the Parties hereby covenant and irrevocably submit to the exclusive in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable counsel fees and disbursements.

Dated: ___________ ________, 2010

UMAMI SUSTAINABLE SEAFOOD, INC.

By:
Name:
Title:
Holder:

[Name]

By:
Name:
Title:

PURCHASE FORM

Dated ____________________

(1)           The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing shares of Common Stock of Umami Sustainable Seafood, Inc. (or such number of shares of Common Stock or other securities or property to which the undersigned is entitled in lieu thereof or in addition thereto under the provisions of the Warrant).

(2)  The undersigned hereby elects to make payment (Please check one):

___ on a cashless basis pursuant to the provisions of Section (a)(2) of the Warrant.

___ with the enclosed bank draft, certified check or money order payable to the Company in payment of the exercise price determined under, and on the terms specified in, the Warrant.

(3)  The undersigned hereby irrevocably directs that the said shares be issued and delivered as follows:

Name(s) in Full	Address(es)	Number of Shares	S.S. or IRS #

(4)  If the Warrant was not exercised in full, please check the following: ___

The undersigned hereby irrevocably directs that any remaining portion of the warrant be issued and delivered as follows:

Name(s) in Full	Address(es)	Number of Shares	S.S. or IRS #

Signature of Holder

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